EXHIBIT B
                                                                       ---------

                       AMENDMENT TO JOINT FILING AGREEMENT

     We refer to that certain Agreement dated July 6, 1993, among the undersigned (the "Joint Filing Agreement"). The undersigned hereby agree that, effective upon the execution of this Amendment, Odyssey Partners, L.P. and Leon Levy shall cease to be parties to the Joint Filing Agreement.

Dated: January 17, 1996

                                          /s/Leon Levy
                                          ------------
                                             Leon Levy

                                    ODYSSEY PARTNERS, L.P.


                                    By:   /s/Jack Nash
                                    ------------------
                                            Jack Nash
                                            A General Partner


                                         /s/Ezra Zilkha
                                         --------------
                                            Ezra Zilkha

                                    THE ZILKHA FOUNDATION, INC.


                                    By:   /s/Ezra Zilkha
                                    --------------------
                                            Ezra Zilkha
                                            President

                                    ZILKHA & SONS, INC.


                                    By:  /s/Ezra Zilkha
                                    -------------------
                                            Ezra Zilkha
                                             President

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